UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

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WAFERGEN BIO-SYSTEMS, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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WAFERGEN BIO-SYSTEMS, INC.
7400 Paseo Padre Parkway
Fremont, California 94555

April 29, 2015

Dear Fellow Stockholder:

You are cordially invited to attend the annual meeting of the stockholders of WaferGen Bio-systems, Inc. on June 10, 2015 at 1:00 p.m. Pacific Time at our offices located at 7400 Paseo Padre Parkway, Fremont, CA 94555.

Details regarding the meeting and the business to be conducted are described in the accompanying proxy statement. In addition to considering the matters described in the proxy statement, we will report on matters of interest to our stockholders.

Your vote is very important to us and our business. Whether or not you plan to attend the meeting, we encourage you to vote as soon as possible to ensure that your shares are represented at the meeting. The proxy statement explains more about proxy voting, so please read it carefully.

Thank you for being a stockholder of our Company.

Sincerely,

Ivan Trifunovich
Chairman of the Board of Directors

WAFERGEN BIO-SYSTEMS, INC.
7400 Paseo Padre Parkway
Fremont, California 94555

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 10, 2015

To the Stockholders of WaferGen Bio-systems, Inc.:

An annual meeting of the stockholders of WaferGen Bio-systems, Inc., a Nevada corporation (“WaferGen,” the “Company,” “we,” “us” or “our”), will be held on June 10, 2015 at 1:00 p.m. Pacific Time at our offices located at 7400 Paseo Padre Parkway, Fremont, CA 94555. The purposes of the meeting are to consider and vote on the following proposals:

1.	Elect six (6) directors to serve for a one-year term until the 2016 annual meeting of the stockholders or until their successors are duly elected and qualified;

2.	Ratify the selection of SingerLewak LLP as the Company’s independent auditors to provide audit services to the Company for the fiscal year ending December 31, 2015;

3.	Approve, on a non-binding advisory basis, the compensation paid to our named executive officers; and

4.	Transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Our board of directors is not aware of any other business to come before the annual meeting. Only common stockholders of record at the close of business on April 28, 2015 are entitled to receive notice of, and to vote at, the annual meeting.

A proxy statement providing information, and a form of proxy to vote, with respect to the foregoing matters accompany this Notice of Annual Meeting. These proxy solicitation materials are first being mailed on or about May 11, 2015, to all stockholders entitled to notice of, and to vote at, the annual meeting.

It is important that your shares of the Company are represented at the Annual Meeting. Whether or not your plan to attend the meeting in person, please sign and return the enclosed proxy as soon as possible to ensure that all of your shares will be voted. Additional information about voting is included in the accompanying proxy statement and proxy card.

By Order of the Board of Directors,

Michael P. Henighan
Secretary

Fremont, California
April 29, 2015

i

WAFERGEN BIO-SYSTEMS, INC.
______________________

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
______________________

This proxy statement is furnished in connection with the solicitation on behalf of the board of directors of WaferGen Bio-systems, Inc., a Nevada corporation (“WaferGen,” the “Company,” “we,” “us” or “our”), of proxies to be voted at the annual meeting of stockholders to be held on June 10, 2015 at 1:00 p.m. Pacific Time. The annual meeting will be held at our offices located at 7400 Paseo Padre Parkway, Fremont, CA 94555. The proxies may also be voted at any adjournments or postponements of the meeting.

The mailing address for our principal executive offices is WaferGen Bio-systems, Inc., 7400 Paseo Padre Parkway, Fremont, California 94555.

All properly executed written proxies and all properly completed proxies submitted by telephone or Internet that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is revoked before completion of voting at the meeting.

Only owners of record of shares of common stock of the Company as of the close of business on April 28, 2015, the “record date,” are entitled to notice of, and to vote at, the annual meeting or any adjournments or postponements of the meeting. Each owner of record is entitled to one vote for each share of common stock held. On the record date, there were 5,659,768 shares of common stock outstanding.

These proxy solicitation materials are first being mailed on or about May 11, 2015, to all stockholders entitled to notice of, and to vote at, the annual meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY
OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 10, 2015.

The notice of the annual meeting of stockholders and proxy statement are available at
http://www.cstproxy.com/wafergen/2015

ABOUT THE ANNUAL MEETING AND VOTING

What am I being asked to vote on at the meeting?

You will be voting on the following proposals:

1.	To elect six directors to serve for a one-year term until the 2016 annual meeting of stockholders or until their successors are duly elected and qualified;

2.	To ratify the selection of SingerLewak LLP as the Company’s independent auditors to provide audit services to the Company for the fiscal year ending December 31, 2015;

3.	To approve, on a non-binding advisory basis, the compensation paid to our named executive officers;

4.	To transact any other business that may properly come before the annual meeting or any adjournments or postponements thereof.

As described in this proxy statement, the board of directors believes these proposals are in the best interests of our Company and its stockholders.

The board of directors is not aware of any other matters to be brought before the meeting. If any other business is properly raised at the meeting or any adjournments or postponements thereof, the proxy holders may vote any shares represented by proxy in their discretion.

What is a proxy statement and what is a proxy?

A proxy statement is a document that Securities and Exchange Commission (“SEC”) regulations require us to give you when we ask you to sign a proxy designating individuals to vote on your behalf. A proxy is your legal authorization of another person to vote the stock you own. Our Board of Directors is asking for your proxy. That other person is referred to as a proxy holder. We have designated two of our officers to serve as proxy holders for the annual meeting. All properly executed written proxies that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is revoked before completion of voting at the meeting.

What is a stockholder of record?

A stockholder of record or registered stockholder is a stockholder whose ownership of WaferGen common stock is reflected directly on the books and records of our transfer agent, Continental Stock Transfer & Trust Company. If you hold stock through an account with a bank, broker, nominee or similar organization, you are considered the beneficial owner of shares held in “street name” and are not a stockholder of record. For shares held in street name, the stockholder of record is your bank, broker, nominee or similar organization. We only have access to ownership records for the registered shares.

How do I vote?

It is not necessary to attend the annual meeting to vote. If you are a stockholder of record, you may vote by proxy by mail pursuant to the instructions on the proxy card provided. If you hold shares beneficially in street name, you may vote by proxy by following the voting instruction card provided to you by your broker, bank or nominee. The availability of Internet voting or telephone voting for stockholders whose shares are held in street name may depend on the voting procedures of that organization.

If you are a stockholder of record and you attend the annual meeting, you may vote at the meeting by ballot. If you hold your shares in street name and you wish to vote at the meeting, you must obtain a legal proxy, executed in your favor, from your bank, broker, nominee or other holder of record.

What vote is required to approve the proposals?

With respect to Proposal 1, a director nominee must receive the affirmative vote of a plurality of the votes cast, in person or by proxy, to be elected. In other words, the six nominees receiving the highest number of votes will be elected.

Proposals 2 and 3 will be approved if a majority of the votes cast, in person or by proxy, are in favor of the applicable proposal.

A quorum must be present at the annual meeting to conduct any business or approve any of the proposals.

What is a quorum for the annual meeting?

A “quorum” is the presence, in person or by proxy, of the holders of a majority of the shares of common stock issued and outstanding on the record date and entitled to vote at the meeting. A quorum will be necessary to conduct business at the annual meeting.

What happens if I do not give specific voting instructions?

If you are a stockholder of record and you sign and return a proxy without providing specific voting instructions, then the proxy holders will vote your shares “FOR” the proposals to be presented at the annual meeting, and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the annual meeting.

If you hold shares in street name through a broker, bank or other nominee and do not vote your shares or provide voting instructions, your nominee may generally vote for you on “routine” proposals but not on “non-routine” proposals. If your nominee does not receive instructions from you on how to vote your shares on a non-routine proposal, your nominee will inform the inspector of elections that it does not have authority to vote on the matter with respect to your shares. This is referred to as a “broker non-vote.” Any broker non-vote will be counted as present for determining whether there is a quorum for the annual meeting, but will not be counted as a vote cast on any proposal considered at the annual meeting and, therefore, will have no effect on proposals 1, 2 or 3. However, we do not anticipate broker non-votes because we believe that each proposal presented in this proxy statement will be considered a routine proposal under applicable rules.

How are abstentions and broker non-votes treated?

Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present.  Broker non-votes and abstentions are not counted as votes cast on any proposal considered at the annual meeting and, therefore, will have no effect on any of Proposals 1, 2 or 3.

What if I want to change my vote?

If you are a stockholder of record, you may change or revoke your proxy any time before it is voted at the annual meeting by:

•	timely delivering a properly executed, later-dated proxy;

•	delivering a written revocation of your proxy to our Secretary, Michael P. Henighan, at our principal executive offices; or

•	voting in person at the meeting.

If you hold your shares beneficially in street name, you may change your vote by submitting new voting instructions to your bank, broker or nominee following the instructions they provide.

What do I need to do if I plan to attend the meeting in person?

All stockholders must present a form of personal identification in order to be admitted to the meeting. If your shares are held in street name through a bank, broker or other nominee, we may require additional proof of your ownership as of the record date, such as a copy of your brokerage account statement or a copy of your notice or voting instruction card. If you plan to attend the annual meeting and require directions, please contact our Secretary, Michael P. Henighan, at (510) 651-4450.

Do I have a dissenter’s right of appraisal?

Under Nevada law and our governing documents, our common stockholders do not have appraisal rights in connection with this solicitation.

Who pays for solicitation of proxies?

We are paying the cost of soliciting proxies which may include engagement of a proxy solicitor. We may reimburse brokers and other custodians, nominees and fiduciaries for their reasonable expenses for forwarding proxy materials to stockholders. Our directors, officers and employees also may solicit proxies by mail, telephone, facsimile, email and personal contact. They will not receive any compensation for doing so.

Where can I find the voting results of the annual meeting?

We will report voting results of the annual stockholders meeting in a Form 8-K filed with the SEC no later than four business days following the meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

Set forth below is certain information regarding our directors and executive officers:

Name	Age	Position
Dr. Ivan Trifunovich	52	Chief Executive Officer, President and Chairman of the Board
Dr. R. Dean Hautamaki	52	Director
Makoto Kaneshiro	56	Director
Joel Kanter	58	Director
William McKenzie	63	Director
Robert Schueren	53	Director
Michael P. Henighan	62	Chief Financial Officer, Treasurer and Secretary
Keith Warner	54	Chief Operating Officer

Our bylaws provide that the number of directors that shall constitute our Board will be determined from time to time by our Board. The number of directors is currently set at seven, with one position presently vacant. The current term of all of our directors expires at the annual meeting. Accordingly, six directors will be elected at the annual meeting to serve until the next annual meeting of stockholders and until their successors are elected and qualified. If any nominee is unable or declines to serve as director at the time of the annual meeting, an event not now anticipated, proxies will be voted for any nominee designated by the Board of Directors to fill the vacancy.

Our directors hold office until the earlier of their death, resignation, or removal or until their successors have been duly elected and qualified. All of the director nominees currently are members of our Board, all of the director nominees have been approved and nominated for election by our Board and the director nominees have all consented to serve if elected. Set forth below is information regarding the director nominees, which has been confirmed by each of them for inclusion in this proxy statement.

There are no family relationships among our directors and executive officers.

Information about Directors and Nominees

Background information concerning each of the Board’s nominees for election, as well as information regarding the experience, qualifications, attributes or skills that lead the Board to conclude that the nominee should serve on the Board, is set forth below.

Ivan Trifunovich, Chief Executive Officer, President and Chairman of the Board.  Dr. Trifunovich has served as our Chief Executive Officer, President and director since March 2012. Dr. Trifunovich served as President, Chief Executive Officer and Chairman of the Board of Helicos BioSciences Corporation1 from October 2010 to September 2012. Since August 2008, Dr. Trifunovich has served as a strategic consultant to global companies in the life sciences industry. Previously, Dr. Trifunovich served as the Senior Vice President of Third Wave Technologies, Inc., a molecular diagnostics company, from December 2001 through August 2008. Prior to joining Third Wave Technologies, Inc., Dr. Trifunovich held successive positions as Vice President of e-Business and Vice President of Research Strategy and Operations at Pharmacia Corp. Prior to joining Pharmacia, Dr. Trifunovich was a Director of New Product Marketing at Johnson & Johnson, Inc. He began his career at Bristol-Myers Squibb, Inc. as a bench scientist, where he held several positions of increasing responsibility. Dr. Trifunovich received his Ph.D. in organic

1	In November 2012, Helicos BioSciences Corporation filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code.

chemistry at UCLA and an MBA at the University of Pennsylvania’s Wharton School of Business. We believe Dr. Trifunovich’s qualifications to serve on our Board include the perspective and experience he has gained in management of a number of companies in the life science industry, including his unique familiarity with the Company gained from serving as our president and chief executive officer for the past two years.

Dr. R. Dean Hautamaki, Director.  Dr. Hautamaki has served as our director since May 2007. Since September 2008 he has been a practicing physician with Hautamaki & Horiuchi Personal Physicians of Sarasota, and he has been the Assistant Clinical Professor of Medicine at the Florida State University College of Medicine in Tallahassee, Florida since January 2005. Dr. Hautamaki is Chairman of the Department of Medicine at Sarasota Memorial Hospital in Sarasota, Florida. From September 1997 through December 2005, he was a partner at Lung Associates of Sarasota in Sarasota, Florida. Dr. Hautamaki has authored over 12 papers and presented in several conferences. He also serves on the Board of Directors of two private biotechnology start-up companies, Fibralign Corporation and First Wave Technologies, Inc. We believe Dr. Hautamaki’s qualifications to serve on our Board include his expertise in the biomedical technology industry and his experience as a practicing physician.

Makoto Kaneshiro, Director.  Mr. Kaneshiro has served as our director since March 2005. Mr. Kaneshiro is a founding member of Genetic Devices, Co., Ltd. in Japan, where he has been an executive vice president and member of the Board since October 2008. From 2003 to 2004, Mr. Kaneshiro was a member of the Board of Directors of Sega Corporation which was a publicly traded company in Japan. He holds an MBA from Yale University. We believe Mr. Kaneshiro’s qualifications to serve on our Board include his experience in investment management, his experience as a board member of other public companies, and his experience in business development roles at a number of other companies.

Joel Kanter, Director.  Mr. Kanter has served as our director since June 2007. He has been in the financial services industry for over three decades and has focused on providing equity and bridge financing to small and mid-size companies. He has served as President of Windy City, Inc., a privately held investment firm, and as the Chief Executive Officer and President of Walnut Financial Services, Inc., a publicly traded company. Mr. Kanter currently serves on the board of directors of Dr. Tattoff, Inc., Magna-Lab, Inc. and Medgenics, Inc., as well as a number of private concerns, and within the past five years has served on the board of directors of Pet DRx Corporation and Vyteris, Inc. Mr. Kanter has BA degrees in Political Science and in Psychology from Tulane University. We believe Mr. Kanter’s qualifications to serve on our Board include his extensive experience in investment management and his experience serving as an executive and board member of a number of public and private biomedical and other technology companies.

William McKenzie, Director.  Mr. McKenzie joined our board of directors in December 2013. Mr. McKenzie is a business leader with a strong technical background in nucleic acid purification, immunoassay, genetics and clinical lab medicine with over 25 years of experience building new businesses in the global life sciences and diagnostics sectors.  He has served as a senior partner at Upstart Life Science, a management consultancy company, since 2012, and as Vice President and General Manager at Seracare during 2014. Mr. McKenzie held various positions at PerkinElmer from 2005 until 2012, including Business Development Director and Strategic Marketing Director of Molecular Medicine, Global Business Strategist of Genetic Screening, and Vice President and General Manager of Molecular Diagnostics. Prior to that, Mr. McKenzie worked for Millipore in positions of increasing responsibility, most notably as Strategic Marketing Director of Bioscience and General Manager of OEM Healthcare. Mr. McKenzie holds BS and MS degrees in Biology from the University of Massachusetts, is a member of the American Society for Clinical Pathology and is a registered clinical chemist. We believe Mr. McKenzie’s qualifications to serve on our Board include the perspective and experience he has gained in management of a number of companies in the biosciences industry.

Robert Schueren, Director.  Mr. Schueren joined our board of directors in January 2014. Mr. Schueren has held leadership positions in life science and diagnostic companies for more than two decades. Since April 2013, Mr. Schueren has been IntegenX Inc.’s chief executive officer and a member of its board of directors. Previously he was Vice President and General Manager, Genomics for Agilent Technologies. Prior to joining Agilent in 2010, he was the Global Head of Clinical Biomarkers and Operations, and Deputy Global Head of Molecular Medicine Labs for Genentech, Inc., a company he joined in 2006. Mr. Schueren has a BS degree in pharmacy from Temple University. We believe Mr. Schueren’s qualifications to serve on our Board include the perspective and experience he has gained in management of a number of companies in the life science industry, including as chief executive officer of IntegenX Inc. In January 2014, IntegenX sold us substantially all of the assets of its next generation sequencing library preparation business, including the Apollo 324™ instrument and PrepX™ reagents.

Vote Required

With respect to Proposal 1, a director nominee must receive the affirmative vote of a plurality of the votes cast, in person or by proxy, to be elected. In other words, the six nominees receiving the highest number of votes will be elected.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE DIRECTOR NOMINEES.

Corporate Governance Matters

Director Independence

We are currently listed on the NASDAQ Capital Market, and accordingly, in evaluating the independence of the members of the Board, we utilize the rules of the NASDAQ Stock Market.

The Board has determined that Messrs. Kaneshiro, Kanter and McKenzie and Dr. Hautamaki are independent.

Director Nominations. Our Nominating and Corporate Governance Committee considers and recommends candidates for election to the Board and nominees for committee memberships and committee chairs. The Nominating and Corporate Governance Committee recommends director candidates to the full Board for approval.

Director candidates are considered based upon a variety of criteria, including demonstrated business and professional skills and experiences relevant to our business and strategic direction, concern for long-term stockholder interests, personal integrity and sound business judgment. The Nominating and Corporate Governance Committee seeks men and women from diverse professional backgrounds who combine a broad spectrum of relevant industry and strategic experience and expertise that, in concert, offer us and our stockholders diversity of opinion and insight in the areas most important to us and our corporate mission. However, we do not have a formal policy concerning the diversity of the Board. All director candidates must have time available to devote to the activities of the Board. We also consider the independence of director candidates, including the appearance of any conflict in serving as a director. A director who does not meet all of these criteria may still be considered for nomination to the Board, if our independent directors believe that the candidate will make an exceptional contribution to us and our stockholders.

Generally, when evaluating and recommending candidates for election to the Board, the Nominating and Corporate Governance Committee will conduct candidate interviews, evaluate biographical information and background material and assess the skills and experience of candidates in the context of the then current needs of the Company. In identifying potential director candidates, the Nominating and Corporate Governance Committee may also seek input from the Board, executive officers and may also consider recommendations by employees, community leaders, business contacts, third-party search firms and any other sources deemed appropriate by such directors.

The Nominating and Corporate Governance Committee also will consider qualified candidates for director nominees suggested by our stockholders. Stockholders can suggest qualified candidates for director nominees by submitting the candidate’s name and qualifications in writing to us at the following address: WaferGen Bio-systems, Inc., 7400 Paseo Padre Parkway, Fremont, California 94555, Attention: Corporate Secretary. The Nominating and Corporate Governance Committee will consider such suggestions for candidates for Board membership, but it is not obligated to include them on our slate of nominees for directors. The Nominating and Corporate Governance Committee does not intend to evaluate candidates proposed by stockholders any differently than other candidates.

Board Leadership Structure. Our Board does not have a policy on whether the offices of Chairman of the Board and Chief Executive Officer should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from among the independent directors. Our Board believes that it should have the flexibility to make these determinations at any given time in the way that it believes best to provide appropriate leadership for the Company at that time. Our Board has reviewed our current Board leadership structure in light of the composition of the Board, the Company’s size, the nature of the Company’s business, the regulatory framework under which the Company operates, and other relevant factors. Considering these factors, Dr. Trifunovich serves as both our Chief Executive Officer and Chairman of the Board, and Mr. Kanter serves as our Lead Independent Director.

The role of our Lead Independent Director is to, among other things:

•	counsel our Chairman on issues of interest/concern to the independent directors;

•	coordinate and develop the agenda for and chair executive sessions of our Board’s independent directors;

•	act as principal liaison between our independent directors and our Chairman on sensitive issues;

•	lead our Board’s annual Chief Executive Officer review process and meet with our Chief Executive Officer to discuss the evaluation;

•	provide our Chairman with input as to the preparation of the agenda for Board meetings; and

•	advise our Chairman as to the quantity, quality and timeliness of the flow of information from management to the independent directors.

Board Role in Risk Oversight. The Board administers its risk oversight function directly and through the Audit Committee. The Board and the Audit Committee regularly discuss with management the Company’s major risk exposures, their potential financial impact on the Company, and the steps taken to monitor and control those risks.

The Board and Board Committees

The Board met eleven times during 2014. During 2014, each director attended 75% or more of the meetings held in the periods during which they served.

The Board has three active standing committees: the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee, all of which comprise solely independent directors.

Audit Committee

Our Audit Committee is authorized to: approve the firm to be engaged as our independent registered public accounting firm for the next fiscal year; review with our independent registered public accounting firm the scope and results of their audit and any related management letter; consult with our independent registered public accounting firm and our management with regard to our accounting methods and adequacy of our internal controls over financial reporting; approve the professional services rendered by our independent registered public accounting firm; review the independence, management consulting services and fees of our independent registered public accounting firm; inquire about significant risks or exposures and methods to minimize such risk; ensure effective use of audit resources; and prepare and supervise the SEC reporting requirements. The Board has adopted an Audit Committee Charter, a copy of which is on our website, www.wafergen.com. The Audit Committee currently consists of Dr. Hautamaki, Mr. Kanter (Chairman) and Mr. McKenzie. The Board has concluded that Mr. Kanter meets the definition of “audit committee financial expert” as such term is defined by SEC rules and has determined that all Audit Committee members were independent under the rules of the NASDAQ Stock Market (see “Director Independence” below). The Audit Committee met seven times during 2014.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is appointed by the Board (i) to oversee the selection of new directors, (ii) to oversee the function of the Board in its committees and (iii) to evaluate the Board’s performance as well as the relationship between the Board and our management. The Nominating and Corporate Governance Committee considers several factors in evaluating candidates for nomination to the Board of Directors, including the candidate’s knowledge of the Company and its business and the candidate’s business experience and credentials. The Board has adopted a Nominating and Corporate Governance Committee Charter, a copy of which is available on our website, www.wafergen.com. The Nominating and Corporate Governance Committee currently consists of Dr. Hautamaki, Mr. Kaneshiro (Chairman) and Mr. Kanter. The Nominating and Corporate Governance Committee met once during 2014. The Company amended and restated its bylaws in November 2014.  The amended and restated bylaws outline procedures by which stockholders may nominate director candidates and bring business before stockholder meetings.

Compensation Committee

The Compensation Committee assists the Board in discharging its responsibilities relating to compensation of our executive officers and directors. The Compensation Committee, among other things, (i) reviews and approves our compensation programs and arrangements, (ii) determines the objectives of our executive officer compensation programs, (iii) ensures appropriate corporate performance measures and goals regarding executive officer compensation are set and determines the extent to which they are achieved and any related compensation earned and (iv) monitors the administration of our incentive-compensation plans and equity-based plans as in effect and as adopted from time to time by the Board. The Board has adopted a Compensation Committee Charter, a copy of which is available on our website, www.wafergen.com. The Compensation Committee currently consists of Mr. Kaneshiro, Mr. Kanter (Chairman) and Mr. McKenzie. The Compensation Committee met four times during 2014.

Stockholder Communications with Our Board

You may communicate with any director, the entire Board or any committee of the Board by sending a letter to the director, the Board or the committee, addressed to our Corporate Secretary at WaferGen Bio-systems, Inc., 7400 Paseo Padre Parkway, Fremont, California 94555. Unless the letter is marked “confidential,” our Corporate Secretary will review the letter, categorize it and forward it to the appropriate person. Any stockholder communication marked “confidential” will be logged as “received” and forwarded to the appropriate person without review.

Code of Business Conduct and Ethics

Our Company’s Board of Directors has adopted a Code of Business Conduct and Ethics that applies to, among other persons, our Company’s principal executive officer, principal financial officer and principal accounting officer, as well as persons performing similar functions. As adopted, our Code of Business Conduct and Ethics sets forth written standards that are designed to deter wrongdoing and promote:

(1)	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

(2)	full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications made by us;

(3)	compliance with applicable government laws, rules and regulations;

(4)	the prompt internal reporting of violations of Code of Business Conduct and Ethics to an appropriate person or persons identified in the Code of Business Conduct and Ethics; and

(5)        accountability for adherence to the Code of Business Conduct and Ethics.

Our Code of Business Conduct and Ethics requires, among other things, that all of our Company’s personnel shall be accorded full access to our Chief Compliance Officer with respect to any matter which may arise relating to the Code of Business Conduct and Ethics. Further, all of our Company’s personnel are to be accorded full access to the Board if any such matter involves an alleged breach of the Code of Business Conduct and Ethics by our president, secretary, and chief financial officer.

In addition, our Code of Business Conduct and Ethics emphasizes that all employees, and particularly managers and/or supervisors, have a responsibility for maintaining financial integrity within our Company, consistent with generally accepted accounting principles, and federal, provincial and state security laws. Any employee who becomes aware of any incident involving financial or accounting manipulation or other irregularities, whether by witnessing the incident or being told of it, must report it to his or her immediate supervisor or to our Company’s president, secretary, or chief financial officer. If the incident involves an alleged breach of the Code of Business Conduct and Ethics by the president, secretary, or chief financial officer, the incident must be reported to the Audit Committee. Any failure to report such inappropriate or irregular conduct of other employees is to be treated as a severe disciplinary matter. It is against our Company policy to retaliate against any individual who reports in good faith the violation or potential violation of our Company’s Code of Business Conduct and Ethics by another.

Our Code of Business Conduct and Ethics is available on our website, www.wafergen.com.

Report of the Audit Committee of the Board of Directors

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

The Audit Committee is comprised of Dr. R. Dean Hautamaki, Joel Kanter and William McKenzie. None of the members of the Audit Committee is an officer or employee of the Company, and the Board of Directors has determined that each member of the Audit Committee meets the independence requirements promulgated by The NASDAQ Stock Market and the SEC, including Rule 10A-3(b)(1) under the Exchange Act.

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for the fiscal years ended December 31, 2014 and December 31, 2013 with management and SingerLewak LLP, the Company’s independent registered public accounting firm for the 2014 and 2013 fiscal years.

The Audit Committee has discussed with SingerLewak LLP the matters required to be discussed by Auditing Standard No. 16 (Communication and Audit Committees), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) and currently in effect. In addition, the Committee has received during the past fiscal year the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with SingerLewak LLP its independence from the Company and its management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements for the Company for the fiscal year ended December 31, 2014 be included in its Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board.

Dr. R. Dean Hautamaki

Joel Kanter (Chair)

William McKenzie

EXECUTIVE COMPENSATION

Our compensation philosophy is to offer our executive officers compensation and benefits that are competitive and meet our goals of attracting, retaining and motivating highly skilled management, which is necessary to achieve our financial and strategic objectives and create long-term value for our stockholders. We believe the levels of compensation we provide should be competitive, reasonable and appropriate for our business needs and circumstances. The principal elements of our executive compensation program include (a) base salary, (b) discretionary annual cash bonus opportunities and (c) long-term equity compensation. We believe successful long term Company performance is more critical to enhancing stockholder value than short term results. For this reason and to conserve cash and better align the interests of management and our stockholders, we emphasize long term equity compensation and performance-based bonus opportunities over base annual salaries.

The following table presents summary information regarding the compensation of (i) our principal executive officer, and (ii) our two other executive officers who were serving as executive officers at the end of 2014 (such officers are referred to herein as our “Named Executive Officers”), which we paid to the Named Executive Officers for the years ended December 31, 2014 and 2013.

2014 Summary Compensation Table

(a) Name and Principal Position	(b) Fiscal Year	(c) Salary ($)		(d) Bonus ($)		(f) Option Awards(5) ($)	(g) Nonequity incentive plan compensation(6) ($)	(i) All Other Compensation ($)		(j) Total ($)
Ivan Trifunovich	2014	$360,000	(1)	$—		$784,107	$180,000	$—		$1,324,107
Chief Executive Officer, President and Chairman	2013	$360,000	(1)	$360,000	(4)	$—		$1,800	(7)	$721,800
Michael P. Henighan	2014	$77,917	(2)	$—		$98,938	23,300	$—		$200,155
Chief Financial Officer	2013	$—		$—		$—		$—		$—
Keith Warner	2014	$118,598	(3)	$—		$247,348	48,900	$—		$414,846
Chief Operating Officer	2013	$—		$—		$—		$—		$—
__________

(1)	Dr. Trifunovich joined the Company on March 8, 2012, and his annual salary of $360,000 commenced on that date pursuant to such executive officer’s employment agreement with us.

(2)	Mr. Henighan joined the Company on August 25, 2014, and his annual salary of $220,000 commenced on that date pursuant to such executive officer’s employment agreement with us.

(3)	Mr. Warner joined the Company on August 14, 2014, and his annual salary of $310,000 commenced on that date pursuant to such executive officer’s employment agreement with us.

(4)
Reflects a discretionary bonus awarded to Dr. Trifunovich by the Board of Directors in September 2013, upon recommendation of the Compensation Committee, in recognition of successfully transitioning the Company’s business to a new model with the potential to pursue new important applications; raising in excess of $12 million of net new equity in a 2013 private placement; simplifying the ownership of our now-dissolved Malaysian subsidiary; and simplifying the capital structure of the Company.

(5)
Amounts in this column reflect the aggregate grant date fair value of option awards granted in the fiscal year computed in accordance with FASB ASC Topic 718, using a Black-Scholes valuation model, excluding the impact of estimated forfeitures related to service-based vesting conditions. The assumptions used in the valuation of these awards are set forth in Note 10 to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 17, 2014. A description of the material terms of each grant is provided in the footnotes to the “Outstanding Equity Awards at Fiscal Year-End 2014” table below.

(6)
Amounts in this column reflect bonuses awarded pursuant to our Executive Short-Term Incentive Program. The awards were payable, based on 50% of Dr. Trifunovich’s base salary, 30% of Mr. Henighan’s base salary and 40% of Mr. Warner’s base salary, upon achievement of goals related to our 2014 revenue and capital raising. Mr. Henighan’s and Mr. Warner’s awards were pro-rated for their period of employment with us in 2014.

(7)        Reflects a reimbursement allowance for use of personal phone for Company business.

Outstanding Equity Awards at Fiscal Year-End 2014

	Number of	Number of
	Securities	Securities
	Underlying	Underlying		Option
	Unexercised	Unexercised		Exercise	Option
	Options	Options		Price	Expiration
Name	Exercisable (#)	Unexercisable (#)		($)	Date
Ivan Trifunovich	2,767	251	(1)	139.15	3/8/2019
	72,928	6,630	(2)	14.00	5/29/2021
Michael P. Henighan	—	28,266	(3)	4.60	8/27/2021
Keith Warner	—	70,666	(3)	4.60	8/27/2021
__________

(1)
Represents the unvested portion of an option granted on March 8, 2012, that vests over a three-year period, with one-third of the options vesting on the first anniversary of the grant date and the remaining two-thirds vesting in eight quarterly installments over the following two years, subject to Dr. Trifunovich’s continued employment with the Company through each vesting date.

(2)
Represents the unvested portion of an option granted on May 29, 2014, that vests over a three-year period commencing on March 8, 2012, such that 53,039 options were vested on the grant date, with 6,630 options vesting on June 8, 2014, 6,629 options vesting on September 8, 2014, 6,630 options vesting on December 8, 2014, and 6,630 options vesting on March 8, 2015, subject to Dr. Trifunovich’s continued employment with the Company through each vesting date.

(3)
Represents the unvested portion of an option granted on August 27, 2014, that vests over a three-year period, with one-third of the options vesting on the first anniversary of the grant date and the remaining two-thirds vesting in eight quarterly installments over the following two years, subject to the applicable employee’s continued employment with the Company through each vesting date.

Director Compensation

The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2014.

	(b) Fees Earned
	or Paid		(c) Stock	(g) All Other
	in Cash (1)		Awards (3)	Compensation		(h) Total
(a) Name	($)		($)	($)		($)
Dr. R. Dean Hautamaki	10,000		15,000	—		25,000
Makoto Kaneshiro	10,000		15,000	—		25,000
Joel Kanter	15,000	(2)	15,000	—		30,000
William McKenzie	10,000		15,000	—		25,000
Robert Schueren (appointed 1/6/14)	10,000		14,795	27,500	(4)	52,295
Alnoor Shivji (resigned 7/17/14)	7,500	(2)	15,000	15,000	(5)	37,500
__________

(1)	Amounts in this column reflect an annual cash retainer of $10,000 payable annually to each non-employee director.

(2)	Reflects an additional $5,000 payable annually to the Chairman of the Board and the Chairman of the Audit Committee.

(3)
Amounts in this column reflect the aggregate grant date fair value of stock awards granted in the fiscal year computed using the Company’s closing stock price on the award date, excluding the impact of estimated forfeitures related to service-based vesting conditions. On May 29, 2014, each director was awarded RSUs with a value of $15,000 on that date, based on a closing share price of $14.00, pro-rated down for those whose employment commenced after the start of the year. The stock vested on December 31, 2014, with the number vesting computed on a pro rata basis over the period of service should the non-employee director resign before the end of the year. As of December 31, 2014, there were no outstanding stock awards held by any non-employee director, and the aggregate number of outstanding options held by each non-employee director who served during 2014 was 714 for Dr. Hautamaki, 432 for Mr. Kaneshiro, 482 for Mr. Kanter, and none for Messrs. McKenzie, Schueren and Shivji.

(4)	Mr. Schueren earns $2,500 for consultancy services to the Company under an ongoing consultancy agreement that commenced on February 1, 2014.

(5)
Following his resignation on July 17, 2014, Mr. Shivji entered into a consultancy agreement with the Company under which, from July 1 until December 31, 2014, he earned $2,500 per month for consulting fees (in lieu of any directors’ fees otherwise due) and his stock awards continued to vest.

Effective as of February 12, 2014, the board of directors approved the following annual compensation for all non-employee directors for 2014 and future years:

•
Each non-employee director shall receive an annual cash retainer of $10,000. The Chairman of the Board and the Chairman of the Audit Committee shall each receive an additional annual cash retainer of $5,000; and

•
On the first trading day of each fiscal year, each non-employee director shall be granted restricted stock units or deferred stock units having a value of $15,000; for 2014, and only for 2014, the board of directors set the grant date as the date of the annual meeting of stockholders.

Non-employee directors are also reimbursed for all out-of-pocket expenses, if any, related to attending Board meetings.

Equity Compensation Plan Information

The following table sets forth information regarding our compensation plans under which equity securities are authorized for issuance to our employees as of December 31, 2014:

Number of
Securities
Remaining
	Number of		Available for
	Securities to		Future Issuance
	Be Issued		Under Equity
	Upon		Compensation
	Exercise of	Weighted-Average	Plans
	Outstanding	Exercise Price of	(Excluding
	Options,	Outstanding	Securities
	Warrants and	Options, Warrants	Reflected in
	Rights	and Rights	Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	88,280 (1)	$52.84	894,407
Equity compensation plans not approved by security holders	98,932 (2)	$4.60	—
Total	187,212	$27.35	894,407

(1)	Does not reflect 225,000 restricted stock units under plans approved by security holders.

(2)
In connection with our entrance into employment agreements in August 2014 with Michael P. Henighan, our chief financial officer, and Keith Warner, our chief operating officer, we granted Mr. Henighan and Mr. Warner certain inducement option awards. Subject to certain adjustments, Mr. Henighan’s award agreement grants him options to purchase up to 28,266 shares of our common stock at a price of $4.60 per share and Mr. Warner’s award agreement grants him options to purchase up to 70,666 shares of our common stock at a price of $4.60 per share. The options vest over three years, with one-third of the options vesting on the first anniversary of the grant date and the remaining two-thirds vesting in eight quarterly installments over the following two years, subject to the applicable employee’s continued employment with the Company through each vesting date.

Employment Agreements

Ivan Trifunovich

In connection with Dr. Trifunovich’s appointment as our President, Chief Executive Officer and director, we entered into an executive employment agreement, effective March 8, 2012. Under the employment agreement, Dr. Trifunovich receives an annual base salary of $360,000 per year, and he is eligible to earn an annual performance bonus of up to 50% of his then current base salary in accordance with an annual incentive plan to be established by the Company’s compensation committee or the Board. In addition, under the employment agreement, Dr. Trifunovich was granted an initial option grant of 3,018 shares of our common stock with an exercise price equal to $139.15 per share, with one-third of the shares subject to the option vesting on the first anniversary of Dr. Trifunovich’s employment with the Company and the remaining shares vesting in eight equal quarterly installments over the two years following the first anniversary of the grant date. Dr. Trifunovich is entitled to additional option awards at the beginning of each year as necessary to bring the cumulative number of options awarded to him to 5% of the Company’s outstanding shares, computed on a fully diluted basis pursuant to the terms of his employment agreement, at the time of each such grant, with a vesting commencement date and vesting schedule identical to his initial option grant (such that options awarded more than three years after his employment date will be fully vested on the grant date). All of Dr. Trifunovich’s unvested options granted under his employment agreement will accelerate in the event of a change of control or if his employment is terminated (except in the case of his resignation without good reason or his termination by the Company for cause).

In addition, in the event Dr. Trifunovich is terminated without cause or resigns for good reason, he is entitled to 24 months of his then-current base salary, of which one-half of such amount shall be paid in a single lump-sum amount, less applicable withholdings, and the remaining one-half of such amount shall be paid in the form of salary continuation on the Company’s regular payroll schedule, less applicable withholdings, over 18 months. In addition, if he is terminated without cause or resigns for good reason within 3 months prior to or 12 months following a change of control of the Company, he is also entitled to receive an additional supplemental severance payment equal to the product of (i) 50% of his then-current base salary, multiplied by (ii) two, which supplemental severance payment amount shall be paid in a single lump-sum amount, less applicable withholdings. Dr. Trifunovich’s entitlement to such severance amounts are subject to his execution of a release of claims in favor of the Company.

Dr. Trifunovich is eligible to participate in a long-term incentive plan established by the Company under which he is entitled to receive a cash payment in connection with a change in control of the Company. Under such plan, in the event of a change in control of the Company, Dr. Trifunovich will be entitled to a cash payment upon a change of control based on the aggregate equity transaction value in such change of control transaction, as follows: (a) for a transaction with an aggregate equity transaction value of more than $50 million, and up to $75 million, he will be entitled to receive a cash payment equal to 1% of the aggregate equity transaction value; (b) for the portion, if any, of the aggregate equity transaction value in excess of $75 million and up to $100 million, he will be entitled to receive a cash payment equal to 2% of such portion of the aggregate equity transaction value; (c) for the portion, if any, of the aggregate equity transaction value in excess of $100 million and up to $150 million, he will be entitled to receive a cash payment equal to 3% of such portion of the aggregate equity transaction value; and (d) for the portion, if any, of the aggregate equity transaction value in excess of $150 million, he will be entitled to receive a cash payment equal to 5% of such portion of the aggregate equity transaction value.

The Company has also agreed that Dr. Trifunovich will be entitled to payment in the event that a distribution is made of any of the assets (including cash) of the Company to holders of any class of capital stock by reason of their ownership thereof. In such case, Dr. Trifunovich will have the right to receive a payment from the Company in connection with each such distribution equal to the amount, if any, by which (i) 5% of the total distribution amount exceeds (ii) the amount paid to him in such distribution with respect to compensatory equity interests then held by him less the exercise or other purchase price paid or payable by him for such equity interests.

Dr. Trifunovich will be entitled to tax gross up payments in the event any payments due to him under the employment agreement would be subject to the excise tax imposed by Internal Revenue Code Section 4999. Dr. Trifunovich also has signed and agreed to be bound by the terms of the Company’s proprietary information and inventions assignment agreement.

Keith Warner

Mr. Warner has served as our Chief Operating Officer since August 2014. In connection with Mr. Warner’s appointment, we entered into an executive employment agreement, effective August 13, 2014. Under the employment agreement, Mr. Warner receives an annual base salary of $310,000 per year, and he is eligible to earn an annual performance bonus of up to 40% of his then current base salary in accordance with an annual incentive plan to be established by the Company’s compensation committee or the Board. In addition, under the employment agreement and as an inducement to join the Company, Mr. Warner received an inducement option grant to purchase 70,666 shares of our common stock, which equaled one and one-quarter percent (1.25%) of our then outstanding common stock calculated on an as-converted basis taking into account any outstanding convertible preferred stock on such date. This option has an exercise price of $4.60, which was the closing market price on the grant date, and vests over a period of three (3) years, with one-third of the shares subject to the option vesting on the first anniversary of the grant date, and the remaining two-thirds of the shares subject to the option vesting in eight (8) equal quarterly installments over two years following the one-year anniversary of the grant date (for a three-year vesting period in total), subject to Mr. Warner’s continued employment with the Company through each vesting date.

In addition, in the event Mr. Warner is terminated without cause or resigns for good reason, he is entitled to (1) nine months of his then-current base salary, of which one-half of such amount shall be paid in a single lump-sum amount, less applicable withholdings, and the remaining one-half of such amount shall be paid in the form of salary continuation on the Company’s regular payroll schedule, less applicable withholdings, over nine months, and (2) payment of COBRA premiums up to 18 months. Mr. Warner’s entitlement to such severance amounts are subject to his execution of a release of claims in favor of the Company.

Michael Henighan

Mr. Henighan has served as our Chief Financial Officer since August 2014.  In connection with Mr. Henighan’s appointment, we entered into an executive employment agreement with Mr. Henighan, effective August 25, 2014. Under the employment agreement, Mr. Henighan receives an annual base salary of $220,000 per year, and he is eligible to earn an annual performance bonus of up to 30% of his then current base salary in accordance with an annual incentive plan to be established by the Company’s compensation committee or the Board. In addition, under the employment agreement and as an inducement to join the Company, Mr. Henighan received an inducement option grant to purchase 28,266 shares of our common stock, which equaled one-half percent (0.50%) of our then outstanding common stock calculated on an as-converted basis. This option has an exercise price of $4.60, which was the closing market price on the grant date, and vests over a period of three (3) years, with one-third of the shares subject to the option vesting on the first anniversary of the grant date, and the remaining two-thirds of the shares subject to the option vesting in eight (8) equal quarterly installments over two years following the one-year anniversary of the grant date (for a three-year vesting period in total), subject to Mr. Henighan’s continued employment with the Company through each vesting date.

In addition, in the event Mr. Henighan is terminated without cause or resigns for good reason, he is entitled to (1) six months of his then-current base salary, of which one-half of such amount shall be paid in a single lump-sum amount, less applicable withholdings, and the remaining one-half of such amount shall be paid in the form of salary continuation on the Company’s regular payroll schedule, less applicable withholdings, over six months, and (2) payment of COBRA premiums up to six months. Mr. Henighan’s entitlement to such severance amounts are subject to his execution of a release of claims in favor of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding the beneficial ownership of our common stock by (i) each person who, to our knowledge, owns more than 5% of our common stock, (ii) each of our directors and executive officers, and (iii) all of our executive officers and directors as a group. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and that person’s address is: c/o WaferGen Bio-systems, Inc., 7400 Paseo Padre Parkway, Fremont, CA 94555. Shares of our common stock subject to options, warrants, or other rights currently exercisable or exercisable within 60 days of April 28, 2015, are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person.

	Number of
	Shares		Percentage
	Beneficially		Beneficially
Name of Beneficial Owner	Owned		Owned (1)
5% Holders:
Special Situations Funds, collectively	1,400,000	(2)	24.74%
Affiliates of RA Capital Management, LLC	560,000	(3)	9.89%
Affiliates of Sabby Management, LLC	560,000	(4)	9.89%
Manchester Management Company, LLC	499,350	(5)	8.82%
Directors and Executive Officers:
Ivan Trifunovich	294,238	(6)	4.94%
Joel Kanter	28,846	(7)	*
Dr. R. Dean Hautamaki	2,542	(8)	*
Makoto Kaneshiro	1,534	(9)	*
William McKenzie	1,071	(10)	*
Robert Schueren	1,057	(11)	*
Keith Warner	—	(12)	*
Michael P. Henighan	—	(13)	*
Directors and Executive Officers as a Group (8 persons)	329,288		5.52%
__________

*	Less than 1%

(1)	Based on 5,659,768 shares of our common stock issued and outstanding as of April 28, 2015.

(2)
Consists of 200,000 shares of common stock held by Special Situations Cayman Fund, L.P. (“Cayman”), 600,000 shares of common stock held by Special Situations Fund III QP, L.P. (“SSFQP”), 200,000 shares of common stock held by Special Situations Private Equity Fund, L.P. (“SSPE”), and 400,000 shares of common stock held by Special Situations Life Sciences Fund, L.P. (“SSLS”; Cayman, SSFQP, SSPE and SSLS collectively, the “Special Situations Funds”). Does not include 200,000 shares of common stock issuable upon the exercise of warrants held by Cayman, 600,000 shares of common stock issuable upon the exercise of warrants held by SSFQP, 200,000 shares of common stock issuable upon the exercise of warrants held by SSPE or 400,000 shares of common stock issuable upon the exercise of warrants held by SSLS. The provisions of such warrants restrict their exercise to the extent that, after giving effect to such exercise, the holder of the warrants and such holder’s affiliates and any other person or entities with which such holder would constitute a group would beneficially own in excess of a certain threshold percentage of the number of shares of WaferGen common stock outstanding immediately after giving effect to such exercise as a result of which such warrants are not currently exercisable. AWM Investment Company, Inc. (“AWM”) serves as investment adviser to each of the Special Situations Funds, and has sole voting and investment power over the securities held by each of the Special Situations Funds. Austin W. Marxe, David M. Greenhouse and Adam C. Stettner are the controlling principals of AWM. The address for AWM, and for Messrs. Marxe, Greenhouse and Stettner (c/o AWM Investment Company, Inc.), is 527 Madison Avenue, Suite 2600, New York, NY 10022. This information has been obtained from the Schedule 13G filed by AMW on January 29, 2015.

(3)
Consists of 560,000 shares of common stock beneficially owned by RA Capital Management, LLC (“RA Capital”), over which RA Capital has shared voting and investment powers, 560,000 shares of common stock beneficially owned by Peter Kolchinsky, over which he has shared voting and investment powers, and 462,560 shares of common stock beneficially owned by RA Capital Healthcare Fund, L.P. (“RA Fund”; RA Capital, Mr. Kolchinsky and RA Fund, collectively, “the RA Owners”), over which RA Fund has shared voting and investment powers. The shares beneficially owned by RA Capital represent (a) the above-referenced shares of common stock reported for RA Fund, for which RA Capital serves as the sole general partner, and (b) shares of common stock held in a separately managed account for which RA Capital serves as investment adviser. The shares beneficially owned by Mr. Kolchinsky represent the shares of common stock beneficially owned by RA Capital, for which Mr. Kolchinsky serves as the manager. Each of the RA Owners disclaims beneficial ownership of the shares reported as beneficially owned by them except to the extent of its or his pecuniary interest therein. In addition, RA Fund and the separately managed account referenced above own an aggregate of 560,000 warrants to purchase shares of common stock. The provisions of such warrants restrict their exercise to the extent that, after giving effect to such exercise, the holder of the warrants and such holder’s affiliates and any other person or entities with which such holder would constitute a group would beneficially own in excess of a certain threshold percentage of the number of shares of WaferGen common stock outstanding immediately after giving effect to such exercise as a result of which such warrants are not currently exercisable. The RA Owners’ address is c/o RA Capital Management, LLC, 20 Park Plaza, Suite 1200, Boston, MA 02116. This information has been obtained from the Schedule 13G/A filed by the RA Owners on February 17, 2015.

(4)
Consists of 336,000 shares of common stock beneficially owned by Sabby Healthcare Volatility Master Fund, Ltd. (“Sabby Healthcare”), over which Sabby Healthcare has shared voting and investment powers, and 224,000 shares of common stock beneficially owned by Sabby Volatility Warrant Master Fund, Ltd. (“Sabby Warrant”), over which Sabby Warrant has shared voting and investment powers. Sabby Management, LLC (“Sabby Management”) and Hal Mintz, who is manager of Sabby Management, beneficially own, and have shared voting and investment powers over, 560,000 shares of common stock.  Does not include 336,000 shares of common stock issuable upon the exercise of warrants held by Sabby Healthcare or 224,000 shares of common stock issuable upon the exercise of warrants held by Sabby Warrant. The provisions of such warrants restrict their exercise to the extent that, after giving effect to such exercise, the holder of the warrants and such holder’s affiliates and any other person or entities with which such holder would constitute a group would beneficially own in excess of a certain threshold percentage of the number of shares of WaferGen common stock outstanding immediately after giving effect to such exercise as a result of which such warrants are not currently exercisable. The address for Sabby Management and Mr. Mintz (c/o Sabby Management) is 10 Mountainview Road, Suite 205, Upper Saddle River, NJ 07458 and the address for each of Sabby Healthcare and Sabby Warrant is c/o Ogier Fiduciary Services (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman KY1-9007, Cayman Islands. This information has been obtained from the Schedule 13G/A filed by Sabby Healthcare, Sabby Warrant, Sabby Management and Mr. Mintz on January 12, 2015.

(5)
Consists of 489,350 shares of common stock beneficially owned by Manchester Management Company, LLC (“Manchester”), over which James E. Besser has shared voting and investment powers, and 10,000 shares of common stock beneficially owned by Mr. Besser. Manchester and Mr. Besser, who is the managing member of Manchester, beneficially own, and have shared voting and investment powers over, 499,350 shares of common stock. The address for Manchester and Mr. Besser (c/o Manchester) is 131 Charles Street, 1st Floor, Boston, MA 02114. This information has been obtained from the Schedule 13G filed by Manchester on January 22, 2015.

(6)
Consists of 294,238 shares of common stock issuable upon the exercise of options that are exercisable within 60 days. A description of arrangements under which Dr. Trifunovich may become entitled to receive additional options is provided above under the heading “EXECUTIVE COMPENSATION—Employment Agreements.”

(7)
Consists of (i) 2,303 shares of common stock, (ii) 444 shares of common stock issuable upon the exercise of currently exercisable warrants, (iii) 482 shares of common stock issuable upon the exercise of options that are exercisable within 60 days, (iv) 13,980 shares of common stock held by the Kanter Family Foundation, and (v) 11,637 shares of common stock issuable upon exercise of currently exercisable warrants held by the

Kanter Family Foundation. Mr. Kanter has voting control and investment power over, but disclaims beneficial ownership of, the securities owned by the Kanter Family Foundation. Excludes 4,702 shares of restricted stock that do not vest within 60 days.

(8)
Consists of (i) 714 shares of common stock issuable upon the exercise of options that are exercisable within 60 days, (ii) 1,778 shares of common stock held by Cojack Investment Opportunities, LLC (“Cojack”), and (iii) 50 shares of common stock issuable upon the exercise of currently exercisable warrants held by Cojack. Excludes 4,702 shares of restricted stock held as nominee for the benefit of Cojack that do not vest within 60 days.

(9)
Consists of (i) 1,102 shares of common stock, and (ii) 432 shares of common stock issuable upon the exercise of options that are exercisable within 60 days. Excludes 4,702 shares of restricted stock that do not vest within 60 days.

(10)	Comprises 1,071 shares of common stock. Excludes 4,702 shares of restricted stock that do not vest within 60 days.

(11)
Comprises 1,057 shares of common stock held by Montclaire Partners LLC. Excludes 4,702 shares of restricted stock held as nominee for the benefit of Montclaire Partners LLC that do not vest within 60 days.

(12)	Excludes 70,666 options that are not exercisable within 60 days.

(13)	Excludes 28,266 options that are not exercisable within 60 days.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and certain officers and persons who own more than 10% of our outstanding shares of common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the reports that were filed and written representations that such reports accurately reflect all reportable transactions and holdings, we believe that all forms required to be filed by Section 16(a) during the 2014 fiscal year were filed on a timely basis except as described below:

Name	No. of Late Reports	No. of Transactions That Were Not Reported on a Timely Basis	Failure to File a Required Form
Makoto Kaneshiro	1	1	0
William McKenzie	1	1	0
Stephen Baker	1	0	0

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT
AUDITORS

The firm of SingerLewak LLP (“SingerLewak”) has been retained as our independent auditors for the fiscal year ending December 31, 2015, and our Board of Directors is asking our stockholders to ratify this selection.

In the event our stockholders fail to ratify the selection of SingerLewak, our Audit Committee will reconsider the selection. Even if the selection is ratified, our Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the fiscal year if our Audit Committee believes that such a change would be in our best interests and the best interests of our stockholders.

A representative of SingerLewak is expected to be present at the annual meeting. The representative will have an opportunity to make a statement and will be able to respond to appropriate questions.

The following is a summary of the fees billed by SingerLewak LLP for professional services rendered in connection with the fiscal years ended December 31, 2014 and 2013.

	2014	2013
Audit fees	$167,794	$150,432
Audit related fees	125,174	52,000
Tax fees	11,613	9,636
All other fees	—	6,825
Total Fees	$304,581	$218,893

Audit Fees

Audit fees consist of fees and reimbursement of expenses for professional services provided in connection with the audit of the Company’s financial statements and review of the Company’s quarterly financial statements.

Audit Related Fees

Audit related fees consist of services provided in connection with other statutory or regulatory filings that are not included under audit fees.

Tax Fees

Tax fees consist of fees and reimbursement of expenses for professional services provided in connection with the preparation of the Company’s federal and state tax returns.

All Other Fees

All other fees consist of due diligence work performed with respect to an acquisition.

Pre-Approval Policies and Procedures

Our Audit Committee policy is to pre-approve all services to be provided by our principal independent accountants. Our Audit Committee has delegated its Chairman ongoing authority to approve expenditures up to $25,000, to be ratified by the Audit Committee at a later date. The full Audit Committee pre-approves expenditures in excess of $25,000.

All services provided by our principal independent accountants during the fiscal years ended December 31, 2014 and 2013, were pre-approved by our Audit Committee.

Vote Required for Approval

Ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the shares present or represented at the 2015 Annual Meeting, in person or by proxy, and voting on such ratification.

Board Recommendation

The board of directors unanimously recommends that stockholders vote “FOR” Proposal 2.

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are providing our stockholders with the opportunity express their views on our named executive officers’ compensation by casting their vote on this Proposal 3. This non-binding, advisory vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers as described in this proxy statement.

Our executive compensation program, which is described in detail in the “Executive Compensation” section beginning on page 11, is designed to balance the goals of attracting and retaining talented executives who are motivated to achieve our annual and long-term strategic goals while keeping the program affordable and appropriately aligned with stockholder interests. We believe that our executive compensation program accomplishes these goals in a way that is consistent with our purpose and core values and the long-term interests of the Company and its stockholders.

Although the vote on this Proposal 3 regarding the compensation of our named executive officers is not binding, we value the opinions of our stockholders and will consider the result of the vote when determining future executive compensation arrangements.

If this proposal is approved, our stockholders will be approving the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Company’s proxy statement for the 2015 Annual Meeting of Stockholders, is hereby approved.

Vote Required for Approval

The foregoing resolution will be approved if holders of a majority of the shares present or represented at the 2015 Annual Meeting, in person or by proxy, and voting on Proposal 3 vote in favor of such resolution.

Board Recommendation

The board of directors unanimously recommends that stockholders vote “FOR” Proposal 3.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This proxy statement, and the information incorporated by reference into this proxy statement, include forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from historical experience or our present expectations. Factors that could cause these differences include, but may not be limited to, the factors set forth in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” sections of our most recent Form 10-K and other reports subsequently filed with the SEC.

The forward-looking statements made in this report, or incorporated herein by reference, relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Caution should be taken not to place undue reliance on our forward-looking statements.

STOCKHOLDER PROPOSALS

In order for stockholder proposals for the 2016 annual meeting of stockholders to be eligible for inclusion in the Company’s proxy statement and form of proxy for that meeting, we must receive them no later than January 11, 2016. Such proposals must comply with any applicable requirements of our Bylaws and Regulation 14A of the Exchange Act and received at our principal executive offices, 7400 Paseo Padre Parkway, Fremont, California 94555, Attn: President, no later than the deadline. In order to avoid controversy, stockholders should submit any proposals by means, including electronic means, that permit them to prove the date of delivery. Pursuant to SEC rules, submitting a proposal does not guaranty that it will be included in the proxy materials.

Notice of any director nomination or other proposal that you intend to present at the 2016 annual meeting of stockholders, but do not intend to have included in the proxy statement and form of proxy for that meeting, must be delivered to us between February 10, 2016 and March 11, 2016, provided however if the 2016 annual meeting is called for a date that is not within 30 days before or 60 days after June 10, 2016, then we must receive the notice from the stockholder no later than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the close of business on the 10th day following the day on which we make the first public announcement of the date of such meeting. Pursuant to Rule 14a-4(c) under the Exchange Act, if we do not receive notice of a stockholder proposal a reasonable time before we send our proxy materials for such annual meeting, then our designated proxy holders will be allowed to use discretionary authority to vote on the proposal if it is raised at the meeting, without any discussion of the matter in the proxy statement. The presiding officer or chairman of the annual meeting of stockholders may refuse to accept any such proposal that is not submitted by the deadline or in proper form.

We will, in a timely manner, inform stockholders of the planned date of our next annual meeting and the effect of such date on the deadlines described above by including a notice under Item 5 in our earliest possible quarterly report on Form 10-Q, or if that is impracticable, by any means reasonably calculated to inform stockholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In March 2014, our Board of Directors adopted a written policy with regard to related person transactions, which sets forth our procedures and standards for the review, approval or ratification of any transaction required to be reported in our filings with the SEC or in which one of our executive officers or directors has a direct or indirect material financial interest, with limited exceptions. Our policy is that the Audit Committee shall review the material facts of all related person transactions (as defined in the related person transaction approval policy) and either approve or disapprove of the entry into any related person transaction. In the event that obtaining the advance approval of the Audit Committee is not feasible, the Audit Committee shall consider the related person transaction and, if the Audit Committee determines it to be appropriate, may ratify the related person transaction. In determining whether to approve or ratify a related person transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the related person transaction is on terms comparable to those available from an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Other than as described below, and for compensation agreements and other arrangements which are described above under the heading “EXECUTIVE COMPENSATION,” during 2014 there was not, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

IntegenX Acquisition

In January 2014, we entered into an Asset Purchase Agreement with IntegenX Inc. (“IntegenX”), pursuant to which we acquired substantially all of the assets of its product line used in connection with developing, manufacturing, marketing and selling instruments and reagents relating to library preparation for next generation sequencing, including the Apollo 324™ instrument and the PrepX™ reagents (the “Acquired Business”). The purchase price for the Acquired Business comprised (1) a cash payment of $2.0 million, (2) a $1.25 million secured promissory note (the “Note”), (3) up to three earn-out payments payable, if at all, in 2015, 2016 and 2017, respectively (the “Earnout”), and (4) our assumption of certain liabilities, including obligations to perform under contracts and liabilities for certain accrued but unpaid vacation for certain employees. The Note was repaid in full in September 2014.

On January 6, 2014, following the closing of the purchase of the asset purchase from IntegenX, Robert Schueren was appointed as a member of our board of directors. Mr. Schueren is IntegenX’s chief executive officer and a member of its board of directors.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

The SEC has adopted rules that permit us to send a single set of proxy materials to any household at which two or more stockholders reside if we believe they are members of the same family. Each stockholder will continue to receive a separate proxy card. However, upon written request to our Secretary, Michael P. Henighan, at our principal executive offices located at 7400 Paseo Padre Parkway, Fremont, California 94555 or by telephone to (510) 651-4450, you may revoke your decision to household, and we will deliver a separate copy of the annual report or proxy statement, as applicable, to you at the shared address within 30 days of your request. Similarly, you may also contact our Secretary, Michael P. Henighan, if you received multiple copies of the proxy statement and would prefer to receive a single copy in the future.

A number of brokerage firms have already instituted householding. If your family has multiple accounts of our stock, you may have received householding notification from your broker. Please contact your broker directly if you have questions, require additional copies of the proxy statement or annual report, or wish to revoke your decision to household, and thereby receive multiple reports.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The SEC’s website contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the SEC. Please call the SEC at 1–800–SEC–0330 for further information on the operation of its Public Reference Room.

We incorporate by reference in this proxy statement Items 7, 8 and 9 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

OTHER MATTERS

We do not know of any items, other than those referred to in the accompanying notice of annual meeting of stockholders, which may properly come before the annual meeting or other matters incident to the conduct of the meeting. If any other matters properly come before the annual meeting, it is intended that the proxies will be voted in accordance with the discretion of the proxy holders.

By Order of the Board of Directors,

Michael P. Henighan
Secretary

Fremont, California
April 29, 2015

IMPORTANT NOTICE REGARDING THE AVAILABILITY
OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 10, 2015.

The notice of the annual meeting of stockholders and proxy statement are available at
http://www.cstproxy.com/wafergen/2015

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY FOR COMMON STOCK

WAFERGEN BIO-SYSTEMS, INC.

Annual Meeting of Stockholders, June 10, 2015

THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF WAFERGEN BIO-SYSTEMS, INC.

The undersigned revokes all previous proxies, acknowledges receipt of the notice of the annual meeting of stockholders to be held on June 10, 2015, the proxy statement and all other proxy materials and appoints Ivan Trifunovich and Michael P. Henighan, and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of common stock of WaferGen Bio-systems, Inc. that the undersigned is entitled to vote, either on his, her or its own behalf or on behalf of any entity or entities, at the annual meeting of the stockholders of the company to be held on June 10, 2015 at 1:00 p.m. Pacific Time at the company’s offices located at 7400 Paseo Padre Parkway, Fremont, CA 94555, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on the reverse side. If you plan to attend the annual meeting and require directions, please contact our Secretary, Michael P. Henighan, at (510) 651-4450.

The Board of Directors recommends a vote, with respect to Proposal 1, in favor of electing the six nominees to the Board of Directors, and “FOR” Proposals 2 and 3. You may mark your votes on the reverse side of this proxy card. This proxy, when properly executed, will be voted as specified on the reverse side. If no specification is made for a proposal listed on the reverse side, this proxy will be voted for such proposal. The proxies are authorized to vote, in their discretion, upon such other matter or matters that may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

SEE REVERSE SIDE	CONTINUED AND TO BE VOTED ON REVERSE SIDE	SEE REVERSE SIDE

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

ANNUAL MEETING PROXY CARD

PROXY	Please mark your votes like this	☒

The Board of Directors recommends a vote “FOR” with respect to each of the six director nominees.	The Board of Directors recommends a vote “FOR” proposals 2 and 3.

		FOR	AGAINST	ABSTAIN
Proposal 1: Elect six (6) directors to serve for a one-year term ending in the year 2016 or until their successors are duly elected and qualified:	Proposal 2: Ratify the selection of SingerLewak LLP as the independent auditors for the f iscal year ending December 31, 2015.	☐	☐	☐

				FOR	AGAINST	ABSTAIN
	FOR	WITHHOLD	Proposal 3: Approve, by advisory (nonbinding) vote, the compensation to be paid to the named executive officers of WaferGen Bio-systems, Inc.	☐	☐	☐
(01) R. Dean Hautamaki	☐	☐
(02) Makoto Kaneshiro	☐	☐
(03) Joel Kanter	☐	☐
(04) William McKenzie (05) Robert Schueren (06) Ivan Trifunovich	☐ ☐ ☐	☐ ☐ ☐
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE SIX NOMINEES TO THE BOARD OF DIRECTORS, AND FOR PROPOSALS 2 AND 3, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature	Date	, 2015
NOTE: Sign exactly as your name(s) appear(s) on your stock certificate(s). If the shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.